                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): October 12, 2006

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.06   Material Impairments.

On October 6, 2006, CSP Inc. announced that its MODCOMP Systems and Solutions Division will no longer act as a reseller of Dell Inc. products after receiving notification from Dell. The termination of the Dell reseller relationship could affect the carrying value of the associated goodwill, currently $2.8 million. The Company is not yet able to determine whether there will be an impairment charge or, if there is, what the estimated range, or the amount, of the charge will be. The Company intends to file an amendment to this Form 8-K within 4 business days after it makes such a determination, reporting the estimated range, or the amount, of the charge if any.

A copy of the Company's news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated October 12, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: October 12, 2006 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Exhibit 99.1

CSP INC. ANNOUNCES NOTIFICATION BY DELL INC.
OF RESELLER RELATIONSHIP TERMINATION

BILLERICA, MA, October 6, 2006 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today announced that it will no longer act as a reseller of Dell Inc. (NASDAQ: DELL) products after receiving notification from Dell. Through its MODCOMP Systems and Solutions division, CSP has operated as a reseller of Dell products since acquiring Technisource Hardware on May 30, 2003. During the trailing 12 months ended June 30, 2006, CSP revenue associated with this relationship totaled approximately $8.3 million.

The termination of the Dell reseller relationship could affect the $2.8 million carrying value of goodwill related to the Technisource Hardware acquisition that is now called MODCOMP Systems and Solutions Division. The Company is the process of evaluating the carrying value of the goodwill and will report any impairment in the value of the asset.

"Although we are disappointed with Dell's decision, we are encouraged about the prospects for establishing new reseller relationships with the potential to replace and eventually exceed the value we derived from our agreement with Dell, " said Alexander R. Lupinetti, chairman and chief executive officer of CSP Inc. "Our IT Systems and Solutions division has been performing well in delivering quality integrated IT infrastructure solutions to an expanding customer base and we remain committed to growing this important segment of our business."

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, those relating to potentially replacing and exceeding the value derived from the Company's reseller relationship with Dell Inc., and growing the Company's U.S. Systems and Solutions division. The Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970 and which includes the fiscal 2003 acquisition of Technisource, is a leading provider of IT solutions and systems integration services. MODCOMP works with third parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.